UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 21, 2007

                             TRIARC COMPANIES, INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


  DELAWARE                     1-2207                        38-0471180
 --------------------        -------------------            -------------------
  (State or Other              (Commission                   (I.R.S. Employer
  Jurisdiction of              File Number)                  Identification No.)
  Incorporation)

  280 Park Avenue
  New York, NY                                               10017
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  (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (212) 451-3000

                                       N/A
  -----------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement.

     Effective May 21, 2007, Arby's Restaurant Group, Inc.("ARG"), an indirect wholly owned subsidiary of Triarc Companies, Inc. (the "Company"), Arby's Restaurant Holdings, LLC, an indirect wholly owned subsidiary of the Company ("ARH" and, together with ARG, the "Borrowers"), and Triarc Restaurant Holdings, LLC, an indirect wholly owned subsidiary of the Company ("Parent Guarantor"), the lenders party thereto and Citicorp North America, Inc., as Administrative Agent (the "Administrative Agent"), entered into Amendment No. 2 (the "Amendment") to the Credit Agreement, dated as of July 25, 2005, among the Borrowers, Parent Guarantor, the lenders party thereto, the Administrative Agent and certain other parties.

     The Amendment (i) increased the permitted maximum leverage ratios and maximum lease adjusted leverage ratios through March 31, 2010; (ii) decreased the minimum interest coverage ratio through December 28, 2008; and (iii) increased maximum capital expenditures through January 3, 2010. The Amendment also clarified that certain tax sharing payments may be made to ARH's direct or indirect parents.

     The above summary of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as exhibit 10.1 hereto and which is incorporated by reference into this Item 1.01.



Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

     In connection with the previously reported corporate restructuring of the Company, on May 23, 2007 the Performance Compensation Subcommittee of the Board of Directors of the Company determined to vest at the close of business on June 29, 2007 the final one-third of the restricted stock awards made to certain officers and employees of the Company on March 14, 2005, conditioned, in each case, on the officer or employee not having resigned or been terminated by the Company for "cause" prior to June 29, 2007. Such shares would otherwise have vested on March 14, 2008 if certain performance targets were met or, if such performance targets were not met, on March 14, 2010 if an additional performance target was met. As a result of the foregoing, and subject to the foregoing conditions, 39,762, 14,910 and 14,248 restricted shares of Class B Common Stock, Series 1, previously granted to Messrs. Edward Garden, Brian Schorr and Francis McCarron, respectively, will vest on June 29, 2007.

     In addition, in connection with the corporate restructuring, on May 23, 2007 the Compensation Committee of the Board of Directors of the Company determined to vest at the close of business on June 29, 2007 the final one-third of the Class B Units of Triarc Deerfield Holdings, LLC ("TDH") and Jurl Holdings, LLC ("Jurl"), subsidiaries of the Company, that were subscribed for by certain officers of the Company in November 2005, conditioned, in each case, on the officer not having resigned or been terminated by the Company for "cause" prior to June 29, 2007. Such Class B Units would otherwise have vested on February 15, 2008. As a result of the foregoing, and subject to the foregoing conditions, Class B Units held by Messrs. Garden, Schorr and McCarron representing the following percentages of the net income and investment gain generated by TDH and Jurl (subject to a return of the Company's invested capital and a preferred return) will vest on June 29, 2007: (A) TDH: Garden - 1.55%;
Schorr - 0.45%; and McCarron - 0.35%; and (B) Jurl: Garden - 0.75%; Schorr - 0.45%; and McCarron - 0.35%.

Item 9.01.   Financial Statements and Exhibits.

(d)    Exhibits

10.1 Amendment No. 2, dated as of May 21, 2007, to that certain Credit Agreement, dated as of July 25, 2005, among Arby's Restaurant Group, Inc., Arby's Restaurant Holdings, LLC, Triarc Restaurant Holdings, LLC, Citicorp North America, Inc., as administrative agent for the Lenders and the Issuers and as collateral agent for the Secured Parties, Bank of America, N.A. and Credit Suisse, Cayman Islands Branch, as co-syndication agents for the Lenders and the Issuers, and Wachovia Bank, National Association, Suntrust Bank and GE Capital Franchise Finance Corporation, as co-documentation agents for the Lenders and the Issuers.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TRIARC COMPANIES, INC.


                                   By: /s/STUART ROSEN
                                       ------------------------
                                       Stuart I. Rosen
                                       Senior Vice President and Associate
                                       General Counsel, and Secretary

Dated:   May 25, 2007



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                                  EXHIBIT INDEX

Exhibit   Description

10.1 Amendment No. 2, dated as of May 21, 2007, to that certain Credit Agreement, dated as of July 25, 2005, among Arby's Restaurant Group, Inc., Arby's Restaurant Holdings, LLC, Triarc Restaurant Holdings, LLC, Citicorp North America, Inc., as administrative agent for the Lenders and the Issuers and as collateral agent for the Secured Parties, Bank of America, N.A. and Credit Suisse, Cayman Islands Branch, as co-syndication agents for the Lenders and the Issuers, and Wachovia Bank, National Association, Suntrust Bank and GE Capital Franchise Finance Corporation, as co-documentation agents for the Lenders and the Issuers.